Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement - 2021 Annual Meeting of Shareholders
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PILLARSTONE CAPITAL REIT
(Name of Registrant as Specified in Its Charter)

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PILLARSTONE CAPITAL REIT
2600 South Gessner Road, Suite 555
Houston, Texas 77063
(832) 810-0100

May 7, 2021
Dear Shareholder:
    The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Pillarstone Capital REIT, a Maryland real estate investment trust (“Pillarstone Capital” or the “Company”), will be held on June 16, 2021, starting at 1:00 p.m. Central time at Woodlake Office Plaza, 2nd Floor – Suite 250, 2600 South Gessner Road, Houston, Texas 77063 for the following purposes:
(1)to elect two Class II trustees to the Board of Trustees to serve a three-year term ending at the annual meeting of shareholders in 2024 and until their successors, if any, are elected and qualified;

(2)to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(3)to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

    Your vote is important to us. Please use this opportunity to take part in the affairs of our Company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or vote electronically via the Internet or by telephone. Returning the proxy card or voting electronically does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting. However, if your shares are held through a broker or other nominee, you must obtain a legal proxy from the record holder of your shares in order to vote at the Annual Meeting.
On behalf of the Board of Trustees and management of Pillarstone Capital, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,
James C. Mastandrea
Chairman of the Board, Chief Executive Officer and President

PILLARSTONE CAPITAL REIT
2600 South Gessner Road, Suite 555
Houston, Texas 77063
____________________

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	June 16, 2021 at 1:00 p.m. Central time

Location:	Woodlake Office Plaza 2nd Floor – Suite 250
2600 South Gessner Road
Houston, Texas 77063

Items of Business:
(1) to elect two Class II trustees to the Board of Trustees to serve a three-year term ending at the annual meeting of shareholders in 2024 and until his successor, if any, is elected and qualified;
(2) to ratify the appointment of Pannell Kerr Forster of Texas, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
(3) to transact such other business as may properly come before the 2021 Annual Meeting of Shareholders or any adjournment or postponement therof.

Record Date:	The shareholders of record of our common shares and preferred shares as of the close of business on April 20, 2021 will be entitled to vote at the Annual Meeting, or any adjournment thereof. A complete list of shareholders of record of our common shares and preferred shares entitled to vote at the Annual Meeting is available upon written request to John J. Dee, Senior Vice President and Chief Financial Officer, 2600 South Gessner Road, Suite 555, Houston, Texas 77063 and will also be available at the Annual Meeting.

Proxy Voting:
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares in the following ways:
•    By Internet – visit the website listed on your proxy card and follow the instructions.

•    By Telephone – call the telephone number on your proxy card and follow the instructions.

•    By Mail – fully complete and return the proxy card in the enclosed, postage paid envelope.

•    In Person – attend the Annual Meeting to vote in person. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in this proxy statement.

YOUR VOTE IS IMPORTANT.
PLEASE READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

Sincerely,

John J. Dee
Secretary
\
This proxy statement and accompanying proxy card are being mailed on or about May 7, 2021 to all shareholders entitled to vote.

Important notice regarding the availability of proxy materials for the 2021 Annual Meeting of Shareholders to be held on June 16, 2021:
This notice, the proxy statement, proxy card and our 2020 Annual Report on Form 10-K are available directly at our offices at 2600 South Gessner Road, Suite 555, Houston, Texas 77063 or at https:materials.proxyvote.com/721491.

TABLE OF CONTENTS
GENERAL     1
ABOUT THE ANNUAL MEETING    1
PROPOSAL NO. 1 — ELECTION OF TRUSTEES    7
CORPORATE GOVERNANCE     10
PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM     17
AUDIT COMMITTEE REPORT    18
PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES    19
COMPENSATION DISCUSSION AND ANALYSIS    20
BENEFICIAL HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND TRUSTEES    25
TRANSACTIONS WITH RELATED PERSONS    28
ANNUAL REPORT ON FORM 10-K    30
DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS    30
WHERE YOU CAN FIND MORE INFORMATION    30
OTHER BUSINESS    31

PILLARSTONE CAPITAL REIT
2600 South Gessner Road, Suite 555
Houston, Texas 77063

PROXY STATEMENT
GENERAL
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Pillarstone Capital REIT (“Pillarstone Capital”, “we”, “our”, “us” or the “Company”), to be used at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held on June 16, 2021. This proxy statement is first being sent to shareholders on or about May 7, 2021. Even if you sign the proxy card or voting instruction card in the form accompanying this Proxy Statement, vote by telephone, or vote on the Internet, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by providing written notice to our Secretary at: Pillarstone Capital REIT, Attention: Secretary, 2600 South Gessner Road, Suite 555, Houston, Texas 77063. You may change your vote by timely delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker or other nominee. Unless so revoked, the shares represented by such proxy will be voted at the Annual Meeting and at any adjournment thereof in the manner specified. If no direction is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.
The Company’s Annual Report to Shareholders on Form 10-K for the year ended December 31, 2020, including financial statements (the “2020 Annual Report”), is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement. This proxy statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully.
We are organized in the state of Maryland and our headquarter offices are located at 2600 South Gessner Road, Suite 555, Houston, Texas 77063. Our common shares are quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) and on pink sheets with the symbol “PRLE” and our fiscal year ends December 31 of each year.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?
This solicitation is made on behalf of the Board. We will bear the costs of preparing, mailing and other costs of the proxy solicitation made by our Board. Our officers may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to our officers or trustees for such services. We will, upon request, reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to shareholders. We do not expect to engage a third party to assist us in the solicitation.
When and where is the Annual Meeting?
The Annual Meeting will be held on June 16, 2021 at 1:00p.m. Central time, at Woodlake Office Plaza, 2nd Floor – Suite 250, 2600 South Gessner Road, Houston, Texas 77063.
What is the purpose of the Annual Meeting?
The meeting will be our regular Annual Meeting. The following matters are scheduled for a vote at our Annual Meeting:

(1)to elect two Class II trustees to the Board of Trustees to serve a three-year term ending at the annual meeting of shareholders in 2024 and until their successors, if any, are elected and qualified;

(2)to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.
How does the Board recommend I vote?
Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board. For reasons set forth in more detail later in this proxy statement, the Board recommends a vote:
(1)“FOR” the election of the nominees for trustees set forth in this proxy statement;
(2)“FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Who is entitled to vote at the Annual Meeting and how many votes do I have?
The Board has set April 20, 2021 as the record date for the Annual Meeting (the “Record Date”). All shareholders who owned our common shares and preferred shares at the close of business on the Record Date may attend and vote at the Annual Meeting. Each of the 595,000 outstanding common shares, not including 38,130 common shares held in treasury, is entitled to one vote. As of the Record Date, 256,636 Class A Cumulative Convertible Preferred Shares (the “Preferred A Shares”) are outstanding and are convertible into 53,610 common shares, and 231,944 restricted Class C Convertible Preferred Shares (the “Preferred C Shares”) are outstanding and are convertible into 2,319,440 common shares. Each outstanding preferred share is entitled to one vote for each common share into which it is convertible.

Who can attend the Annual Meeting?
All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

What do I need to present for admission to the Annual Meeting?
You will need to present proof of your record or beneficial ownership of common shares, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Annual Meeting.

What constitutes a quorum?
A majority of our voting shares issued and outstanding and entitled to vote on the Record Date must be present, either in person or by proxy, for there to be a quorum at the Annual Meeting. As of the Record Date, 595,000 common shares, not including 38,130 common shares held in treasury, and 488,580 preferred shares, which are convertible to 2,373,050 common shares, were outstanding representing 2,968,050 shares outstanding and entitled to vote and, therefore, 1,484,026 shares must be present, either in person or by proxy, for there to be a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

How do I vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. You may specify whether your shares should be voted for or against all, some or none of the nominees for trustee and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted above. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

• By mail. Please sign, date and promptly mail the enclosed proxy card in the postage paid envelope that has been provided to you.
• By Internet. Visit the website listed on your proxy card and follow the instructions.
• By Telephone. Call the telephone number on your proxy card and follow the     instructions.
• In person at the meeting. If you attend the Annual Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting.

If you vote by Internet or telephone, do not return your proxy card. If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, a “shareholder of record.” This proxy statement, the notice of annual meeting, the proxy card, and a copy of our 2020 Annual Report have been sent directly to you by us.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” This proxy statement, the notice of annual meeting, the proxy card, and a copy of our 2020 Annual Report have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet, if available.

What if I receive more than one proxy card?
You may receive more than one proxy card if you hold our common shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares are voted.

May I change or revoke my proxy?
You have the right to revoke your proxy any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•giving written notice of such revocation to us in writing to Pillarstone Capital REIT, Attention: Secretary, 2600 South Gessner Road, Suite 555, Houston, Texas 77063 before the Annual Meeting;

•attending the Annual Meeting and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked; or

•timely delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.

How many votes are needed to approve each proposal?
•To be approved, Proposal No. 1 (election of trustee), the affirmative vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is sufficient. If you vote “withhold” with respect to the nominee, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

•To be approved, Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm) must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast FOR the proposal must exceed the number of votes cast AGAINST the proposal). In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact because they will not be counted as votes cast.

What is a “broker non-vote”?
If your shares are held in “street name” by a broker, your broker is the shareholder of record; however, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the broker may exercise discretionary voting power to vote your shares with respect to “routine matters,” but not with respect to “non-routine” items. A broker non-vote occurs when a bank, broker or other nominee holding ordinary shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. The election of a trustee and the non-binding advisory vote on executive compensation are not considered to be a routine matter, but the proposal to ratify the appointment of Pannell Kerr Foster of Texas, P.C. as our independent registered public accounting firm is considered routine.

Who will count the vote?
Representatives of Broadridge ICS will tabulate the votes for the common shares and the Preferred A Shares. A representative appointed by the Company will tabulate the votes for the Preferred C Shares and will be responsible as inspector of election for including such votes with the vote count provided by Broadridge ICS for the final vote count.

What percentage of shares do the Trustees and officers own?
As of the Record Date, the trustees and officers collectively own approximately 67.7% of our common shares, 62.9% of our Preferred A Shares, 67.7% of our Preferred C Shares and 68.1% of the shares entitled to vote at the Annual Meeting.

Who is our largest principal shareholder?
James C. Mastandrea, our Chairman of the Board, Chief Executive Office and President, has the right to vote 168,166 common shares, 161,410 Preferred A Shares which are convertible into 49,230 common shares, and 56,944 Preferred C Shares, which are convertible into 569,440 common shares. The Preferred A Shares and 163,117 of the common shares are held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member.

How does a shareholder communicate with the Board of Trustees?
Shareholders may send communications to our Board to Pillarstone Capital REIT, Attention: Secretary, 2600 South Gessner Road, Suite 555, Houston, Texas 77063. Our Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

How does a shareholder nominate someone to be a Trustee of Pillarstone Capital?
A shareholder may recommend a nominee for trustee by writing to Pillarstone Capital REIT, Attention: Secretary, 2600 South Gessner Road, Suite 555, Houston, Texas 77063. A nominee for trustee must qualify according to requirements established by the Board and be approved by our Nominating Committee. Recommendations for next year’s annual meeting must be received no earlier than January 7,

2022 and no later than February 7, 2022 and must be in accordance with the requirements of our Third Amended and Restated Bylaws (the “Bylaws”).

How and when may a shareholder submit a shareholder proposal for Pillarstone Capital’s 2022 annual meeting of shareholders?
In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2022 annual meeting of shareholders, written proposals submitted in accordance with the SEC’s Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received by the Secretary at Pillarstone Capital REIT, 2600 South Gessner Road, Suite 555, Houston, Texas 77063, no later than January 7, 2022.

Pursuant to our Bylaws, for nominations and other business to be properly brought before an annual meeting by a shareholder (and not submitted for inclusion in the proxy statement for the 2022 annual meeting of shareholders but is instead sought to be presented directly at the 2022 annual meeting of shareholders), the shareholder must have given timely notice thereof in writing to our Secretary. Under our Bylaws, to be timely for the 2022 annual meeting of shareholders, you must deliver proposals to our Secretary, in writing, not earlier than the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of the proxy statement for the Annual Meeting. As a result, proposals, including trustee nominations, submitted pursuant to these provisions of our Bylaws must be received no earlier than January 7, 2022 and no later than 5:00 p.m., Central Time on February 7, 2022. We also advise you to review our Bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2022 annual meeting of shareholders is more than 30 days before or after June 16, 2022.

A more detailed discussion regarding the submission of proposals for the 2022 annual meeting of shareholders is provided under "Corporate Governance - Shareholder Nominations for Trustee" below

PROPOSAL NO. 1 — ELECTION OF TRUSTEES
Nominees for Election
Our Board currently consists of five members and is divided into three classes. Class I consists of one trustee, Class II and Class III each consists of two trustees, and each class serves for a three-year term. At the Annual Meeting, you are entitled to elect trustees to hold office until the 2024 annual meeting of shareholders and until their respective successors, if any, are elected and qualified.
John J. Dee and Paul T. Lambert serve as our current Class II trustees until the Annual Meeting and until their respective successors, if any, are elected and qualified. Mr. Dee and Mr. Lambert were recommended for re-election to our Board by our Nominating Committee, were nominated for re-election by the Board and have accepted the nomination.
James C. Mastandrea serves as our current Class I trustee until the 2022 annual meeting and until his successor, if any, is elected and qualified. Dennis H. Chookaszian and Kathy M. Jassem serve as our current Class III trustees until the 2023 annual meeting and until their respective successors, if any, are elected and qualified.
If any trustee to be elected is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of trustees or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute trustee. We need the affirmative vote of the holders of a plurality of our voting shares present or represented by proxy at the Annual Meeting to elect trustees. If you vote “withhold” with respect to the nominee, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
The following information relates to the nominee for election as our trustee and the other trustees:

Name	Age	Position	Class Designation	Term Expiration
James C. Mastandrea	77	President, Chief Executive Officer and Chairman of Board of Trustees	Class I	2022
John J. Dee	70	Senior Vice President, Chief Financial Officer and Trustee	Class II	2021
Paul T. Lambert	68	Trustee	Class II	2021
Dennis H. Chookaszian	77	Trustee	Class III	2023
Kathy M. Jassem	75	Trustee	Class III	2023

There are no family relationships between any of our trustees or executive officers.
Class II Nominees to Serve Until the 2021 Annual Meeting of Shareholders:
John J. Dee has served as our Senior Vice President, Chief Financial Officer, Secretary, and a trustee since 2003. Since October 2006, Mr. Dee has also been Chief Operating Officer, Executive Vice President, and Corporate Secretary at Whitestone REIT (NYSE), a publicly traded real estate investment trust (“REIT”) focused on Community Centered PropertiesTM. Prior to Mr. Dee’s joining Pillarstone Capital, from 2002 to 2003, he was Senior Vice President and Chief Financial Officer of MDC Realty

Corporation, a privately held residential and commercial real estate development company. From 2000 to 2002, Mr. Dee was Director of Finance and Administration for a Cleveland, Ohio law firm. From 1978 to 2000, Mr. Dee held various management positions with First Union Real Estate Investments (NYSE), including Senior Vice President and Chief Accounting Officer from 1996 to 2000. Mr. Dee is licensed as a CPA (non-practicing) in the State of Ohio. Mr. Dee has a significant number of years of experience with publicly listed real estate investment trusts and adds exceptional experience and skills to our management team and Board.
Paul T. Lambert has served as a trustee since November 1998. Mr. Lambert serves as the Chief Executive Officer of Lambert Capital Corporation. He served on the Board of Directors and was the Chief Operating Officer of First Industrial Realty Trust, Inc. (NYSE) (“First Industrial”) from its initial public offering in October 1994 through December 1995. Mr. Lambert was one of the largest contributors to the formation of First Industrial and one of its founding shareholders. Prior to forming First Industrial, Mr. Lambert was managing partner for The Shidler Group, a national private real estate investment company. Prior to joining The Shidler Group, Mr. Lambert was a commercial real estate developer with Dillingham Corporation and, prior to that, was a consultant with The Boston Consulting Group. Mr. Lambert has served since 2013 as a trustee of Whitestone REIT (NYSE), a publicly traded REIT focused on Community Centered PropertiesTM. Mr. Lambert is an entrepreneur with significant experience in commercial real estate and financing of development projects providing the Board with his leadership skills to perform oversight functions as a trustee and member of several committees.

Class I Trustee to Serve Until the 2022 Annual Meeting of Shareholders:
James C. Mastandrea has been our Chairman, President and Chief Executive Officer since 2003. Mr. Mastandrea has over 40 years of experience in the real estate industry and 22 years serving in high level positions of publicly traded companies. Since 2006, he has also served as the President, Chief Executive Officer and Chairman of the Board of Trustees of Whitestone REIT (NYSE), a publicly traded REIT focused on Community Centered PropertiesTM. In addition, since 1978, Mr. Mastandrea has served as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments (NYSE), a publicly traded real estate investment trust. Mr. Mastandrea also served in the U.S. Army from 1964 to 1966. In 2017, Mr. Mastandrea was recognized with the EY Entrepreneur of the Year Award for the Gulf Coast Texas Region in the Transformational CEO category. He is a board member Cleveland State University Foundation and serves on the Foundation’s Investment Committee. He regularly lectures to MBA students at the University of Chicago, instructs as an Adjunct Professor in the MBA program at Rice University’s Jones Graduate School of Business in Houston, Texas, and presents to institutional investors in the U.S. and Europe. Mr. Mastandrea’s significant experience in the commercial and residential real estate business, capital markets, and private and public companies as a real estate expert allows him to provide insight into various aspects of the economy and commercial real estate, which is of significant value to our Board.

Class III Trustees to Serve Until the 2023 Annual Meeting of Shareholders:
Dennis H. Chookaszian has served as a trustee since June 2016. Mr. Chookaszian served as Chairman of the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board, from January 2007 to December 2011. During his 27-year career with CNA Financial Corporation (“CNA”), Mr. Chookaszian held several management positions at CNA’s business unit and corporate levels. Mr. Chookaszian joined CNA in 1975 as Chief Financial Officer until 1990 when he became President. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies, and in 1999 he became Chairman of CNA’s executive committee until he retired in 2001. Mr. Chookaszian currently serves on the boards of publicly-held CME Group Inc. (NASDQ: CME, formerly known as Chicago Mercantile Exchange Holdings Inc.), a U.S. financial exchange, since 2004; and Perdoceo Corporation (NASDAQ: PRDO, formerly known as Career Education Corp.), a postsecondary education provider, since 2002. In 2010, Mr. Chookaszian received the Outstanding Director Award from the Financial Times Outstanding Directors Exchange. Mr. Chookaszian is an adjunct Professor at University of Chicago Booth School of Business and teaches courses in corporate governance. He also teaches a course in international corporate governance at Cheung Kong Graduate School of Business (China) and at Shanghai Advance Institute of Finance (China). Mr. Chookaszian has a Bachelor of Science in chemical engineering from Northwestern University, a Master of Business Administration in finance from University of Chicago, and a Master’s degree in economics from London School of Economics. He is a Certified Public Accountant, Chartered Global Management Accountant, Certified Management Consultant, and Chartered Property Casualty Underwriter. Mr. Chookaszian has significant business, audit committee and teaching experience that adds significantly to the oversight and governance of the Company.
Kathy M. Jassem has served as a trustee since August 2018. Since 2007, Ms. Jassem has been employed by the New Jersey Division of Investment and presently is Senior Portfolio Manager, managing $1 billion of domestic and global equity property portfolios. Ms. Jassem holds the following NASD licenses: Series 7, 24, 63, 86 and 87, in addition to an MBA degree from The Wharton School, University of Pennsylvania, she is a member of the NAREIT Advisory Council. Ms. Jassem has extensive experience in real estate investments and maintains regular contact with real estate investment professionals and analyst providing the Board with a broad base knowledge of current real estate investment trends.

Recommendation of the Board of Trustees
The Board of Trustees recommends that the shareholders vote FOR the election of John J. Dee and Paul T. Lambert as Class II trustees until the 2024 annual meeting and until their successors, if any, are elected and qualified.

CORPORATE GOVERNANCE
Trustee Independence
Our common shares are currently quoted on the OTC Bulletin Board. Accordingly, we are not subject to the rules of any national securities exchange that require a majority of a listed company’s trustees and specified committees of the board of trustees meet independence standards prescribed by such rules. However, the Board has affirmatively determined that each of Mr. Chookaszian, Ms. Jassem, and Mr. Lambert do not have a material relationship with Pillarstone Capital that would interfere with the exercise of independent judgment and are “independent” as defined under NYSE MKT listing standards, applicable Securities and Exchange Commission (“SEC”) rules and the standards prescribed by our Declaration of Trust. Mr. Mastandrea and Mr. Dee are also executive officers of the Company and therefore are not considered to be independent according to these standards.
Governance Structure
We believe that the Company is better served by the combined Chairman/Chief Executive Officer type of leadership for setting and meeting the goals of the Company’s strategic plan. By having a strong single leader, a company of our size can adapt to market changes faster with fewer levels of decision makers. It provides a cohesive vision and strategy for the Company and strong execution ability. This type of leadership model helps assure a clear and direct line of communication to the Board of any risks, challenges or other key management issues and opportunities. We do not have a lead independent trustee. We have determined that our leadership structure is appropriate given the size and structure of the Company.
Meetings and Committees of the Board
Our Board held six meetings during the fiscal year ended December 31, 2020. All of our current trustees attended 100% of the meetings held during 2020 as a member of the Board and the committees on which they served. We encourage all trustees to attend all meetings of shareholders. Mr. Dee attended our 2020 annual meeting of shareholders in person and Messrs. Chookaszian, Lambert, and Mastandrea, and Ms. Jassem attended the meeting by telephone.
Our entire Board considers all major strategic decisions concerning our business. Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board. Our Board has established a standing Nominating Committee, Audit Committee, and Management, Organization and Compensation Committee.

Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating Committee	Audit Committee	Management, Organization, and Compensation Committee
Non-Employee Trustees:
Dennis H. Chookaszian	X	Chairman
Kathy M. Jassem (1)		X	Chairman
Paul T. Lambert	Chairman	X	X
Number of Meetings in 2020	0	4	1

(1)Ms. Jassem became chairman of the Management, Organization, and Compensation Committee in March 2020. At the May 2019 annual meeting of shareholders, the former chairman of the Management, Organization, and Compensation Committee did not stand for re-election and was not replaced until the appointment of Ms. Jassem.

Our Board has adopted a formal written charter for each committee. The charters are available on the Corporate Governance page of our website at www.pillarstone-capital.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement. A copy of each charter is available to shareholders free of charge upon written request to the Company’s Secretary at: Pillarstone Capital REIT, Attention: Secretary, 2600 South Gessner Road, Suite 555, Houston, Texas 77063.
Audit Committee
The Audit Committee held five meetings in 2019 and consists of Mr. Chookaszian, who serves as Chairman, Ms. Jassem, and Mr. Lambert. Mr. Chookaszian also serves as the audit committee financial expert, as defined by the SEC. Each member of the Audit Committee satisfies the independence standards and financial literacy requirements set forth under NYSE MKT listing standards and the applicable rules of the SEC. The Audit Committee is directly responsible for engaging and reviewing the performance of our independent public auditors, oversees our accounting and financial reporting processes, considers and approves the range of audit and non-audit fees, reviews the adequacy of our internal accounting controls and procedures and resolves disagreements between management and our independent public auditors.
Management, Organization and Compensation Committee
The Management, Organization, and Compensation Committee held one meeting in 2020. Ms. Jassem, who served on the committee since January 2019, was appointed as Chairperson in March 2020, with Mr. Lambert as a member. The Management, Organization and Compensation Committee makes recommendations and exercises all powers of the Board in connection with certain compensation matters, including incentive compensation and benefit plans. This committee administers, and has authority to grant awards under, the 2016 Equity Plan.
Nominating Committee
The Nominating Committee did not hold any meetings in 2020. In January 2019, Mr. Lambert serves as Chairman of the Nominating Committee with Mr. Chookaszian as a member. The Nominating Committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. In order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the real estate business, which may include:
•commercial real estate experience;

•an in-depth knowledge of and working experience in finance or marketing;
•capital markets or public company experience;
•university teaching experience in a Master of Business Administration or similar program;
•experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or
•public or private company board experience.
Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The Nominating Committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the Nominating Committee. Though we have no formal policy addressing diversity, the Nominating Committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age. Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.
The Nominating Committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas. The Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including the Nominating Committee members and other members of our Board. The Nominating Committee also has the authority to consult with or retain advisors to carry out its duties, though it has not used a third party to locate or evaluate potential candidates for trustee. Once a potential candidate is identified as one who fulfills a specific need, the Nominating Committee performs a full evaluation of the potential candidate. This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity. In connection with this evaluation, the Nominating Committee may interview the candidate in person or by telephone. After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board. Our Board elects nominees recommended by the Nominating Committee to fill vacancies on our Board and nominates the nominees for election by shareholders after considering the recommendations and a report of the Nominating Committee. In addition to the above process, as part of an agreement approved by shareholders in June 2003, Mr. Mastandrea can appoint five trustees to the Board provided he remains as our Chairman and Chief Executive Officer. Mr. Mastandrea has not exercised this right.
Shareholder Nominations for Trustee
The Nominating Committee will consider for nomination all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our Bylaws. If a shareholder is recommending a candidate to serve on our Board, the recommendation must include the information specified in our Bylaws, including the following:
(1)As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our Bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to

Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).
(2)As to any business that the shareholder proposes to bring before the meeting:
•a description of the business; and
•the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our Bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.
(3)As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:
•the class, series and number of all shares or other securities of Pillarstone Capital or any of its affiliates (also referred to as Pillarstone Capital securities), if any, that are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Pillarstone Capital security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of stock or other security) in any Pillarstone Capital securities of any person;
•the record or "street name" holder for, and number of, any Pillarstone Capital securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;
•whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage for the Pillarstone Capital shareholder, proposed nominee or shareholder associated person the risk or benefit of changes in the price of (x) Pillarstone Capital securities or (y) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to shareholders of Pillarstone Capital or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Pillarstone Capital or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and
•any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Pillarstone Capital), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Pillarstone Capital or any affiliate thereof, other than an interest arising from the ownership of Pillarstone Capital’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:
•the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;
•the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and
•to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.
The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our Bylaws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on December 13, 2016. Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see “About the Annual Meeting Voting - How and when may a shareholder submit a proposal for Pillarstone Capital’s 2022 annual meeting of shareholders?”
In addition to the requirements of the Bylaws, the Nominating Committee requires any proposed nominee to: (1) complete the annual trustee’s questionnaire providing personal, business, and professional information, (2) interview with the Chairman of the Board to discuss, among other things, reasons for serving as a trustee and the experience and attributes that will be of service to the Company, the board, and the shareholders, (3) interview with the chair of the Nominating Committee, (4) interview with the other members of the Nominating Committee, and (5) agree to be subject to the Code of Conduct and Ethics described below.
Risk Oversight
    It is the responsibility of the Board to approve a strategic business plan and select a chief executive officer to execute the strategic plan. While the Board is tasked with the responsibility to detect potential high level risks, management is tasked with managing risk on a daily basis. Where possible, management, in conjunction with the Board, has defined high level risk controls to help mitigate the most significant risks to the Company.
    The Management, Organization, and Compensation Committee oversees risks relating to our executive compensation plans and arrangements. The Audit Committee oversees the risks of financial reporting and compliance, including cybersecurity attacks and loss of confidential information. The Nominating Committee oversees risk related to independence of the Board and potential conflicts of interests. Management reports any observed or potential risks to each committee and to the Board members at their meetings.

Code of Conduct and Ethics
Our Board has adopted a Code of Conduct and Ethics that applies to all officers, trustees and employees of Pillarstone Capital, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. We have posted our Code of Conduct and Ethics on the Corporate Governance page of our website at www.pillarstone-capital.com. If we amend or grant any waiver from a provision of our Code of Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.
Compensation of Trustees
During 2020, the Compensation Committee recommended to the Board, and the Board approved, paying an annual trustee fee of $30,000 to each non-employee trustee in common shares from the 2016 Equity Plan approved by shareholders in 2016, with each trustee having the option to receive up to 50% in cash and the balance in common shares. The price per common share is the OTC Markets closing price quoted the day before the common shares are distributed to the trustees. Because no fees were paid to the trustees in 2017, 2018, and 2019, the Board approved a current payment of $90,000 each to Mr. Chookaszian and Mr. Lambert, and $41,918 to Ms. Jassem and the payment of $30,000 by December 31st of each year to each non-employee trustee. Accordingly, during December 2020, Mr. Chookaszian, Ms. Jassem, and Mr. Lambert were paid $30,000 each in common shares with the option to receive up to 50% in cash.
The non-employee trustees received cash and/or common shares for the trustee fees as follows:

Non-Employee Trustee	Cash	Common Shares	Issue Price per Common Share (1)
Dennis H. Chookaszian	$0	66,666	$1.35
	$0	26,086	$1.15
Kathy M. Jassem	$11,318.90	22,666	$1.35
	$9,900.30	17,478	$1.15
Paul T. Lambert	$45,000.45	33,333	$1.35
	$15,000.44	13,043	$1.15
(1) The issue price per common share was the OTC Markets closing price quoted the day before the common shares were distributed to the trustees.

Previously, effective September 29, 2006, each trustee of the Company serving at that time received 12,500 Preferred C Shares for service as a trustee until September 29, 2008. The shares are restricted until the latest to occur of: (a) a public offering by the Company sufficient to liquidate the shares, (b) an exchange of the Company’s existing shares for new shares, and (c) September 29, 2008. The shares were fully amortized by the original date in 2008.
In June 2003, our shareholders approved an agreement to issue additional common shares to Paragon Real Estate Development, LLC of which Mr. Mastandrea is the managing member and Mr. Dee is a member. In September 2006, Pillarstone Capital amended this agreement to include each of the trustees so that if a trustee brings a new transaction to Pillarstone Capital, he would receive additional common shares of Pillarstone Capital in accordance with a formula in the agreement. In January 2016, the non-employee trustees and Mr. Mastandrea agreed to make this agreement for only non-employee trustees. The agreement is intended to serve as an incentive for our trustees to increase the asset base, net operating income, funds from operations, and share value of Pillarstone Capital. The exact number of common shares that would be issued will be calculated in accordance with a formula in the agreement based on future acquisition, development or redevelopment transactions. Any of these transactions would be subject to approval by the members of our Board who are not receiving the additional common shares. We would issue our common shares only upon the closing of a transaction. The maximum number of common shares to be issued under the agreement is limited to a total value of $26 million based on the average closing price of our common shares for 30 calendar days preceding the closing of any transaction. The common shares will be restricted until we achieve the five-year pro forma income target for the acquisition, as approved by the Board, and an increase of 5% in Pillarstone Capital’s net operating income and funds from operations. The restricted shares would vest immediately upon any “shift in ownership,” as defined in the agreement.
During 2020, the Compensation Committee and Mr. Mastandrea discussed changes to Mr. Mastandrea’s employment agreement as an alternative to his no longer participating in the above noted 2003 agreement. The discussions also included Mr. Mastandrea receiving shares and share options issued from the 2016 Equity Plan in amounts equivalent to an annual base salary of $500,000 and a bonus. In 2020, the Compensation Committee decided that Mr. Mastandrea and Mr. Dee would not receive compensation from Pillarstone Capital for their services.

PROPOSAL NO. 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Pannell Kerr Forster of Texas, P.C. (“PKF”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Pillarstone Capital does not expect a representative from PKF to attend the Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.
The Board asks shareholders to ratify the appointment of PKF as our independent registered public accounting firm. Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our Bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Pillarstone Capital and our shareholders.
During Pillarstone Capital’s two most recent fiscal years, the subsequent interim periods thereto, and through the engagement date, neither Pillarstone Capital nor anyone on our behalf consulted PKF regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (2) any matter regarding Pillarstone Capital that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Recommendation of the Board of Trustees

The Board of Trustees recommends that the shareholders vote FOR approval the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls and the quality and integrity of our financial statements, and is responsible for selecting and retaining the independent auditors. Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. The Audit Committee met five times during the year ended December 31, 2020.
In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2020, and discussed them with management and PKF, our independent accounting firm. The Audit Committee discussed and reviewed with PKF all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) on Rule 3200T.
The Audit Committee has received the written disclosures and the letter from PKF required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with PKF its independence from us and our management.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.
Pillarstone Capital REIT
Audit Committee
/s/ Dennis H. Chookaszian, Chairman
/s/ Kathy M. Jassem
/s/ Paul T. Lambert
This report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES
The aggregate fees billed by the principal independent registered public accounting firm Pannell Kerr Forster of Texas, P.C. to the Company for the two most recent years ended December 31, 2020 and 2019 are as follows:

Types of Services	Total Approximate Fees
	2020	2019
Audit Fees (1)	$124,235	$153,690
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	$3,700
Total	$124,235	$157,390
(1) Fess for audit services billed in 2020 and 2019 include audits, review of financial statements and reviews of required SEC filings.

Pre-Approval Policies and Procedures
Before the independent auditors are engaged by Pillarstone Capital to render audit or permissible non-audit services, the Audit Committee approves the engagement. The Audit Committee also reviews the scope of any audit and other assignments given to our auditors to assess whether such assignments would affect their independence. The Audit Committee approved the payment by us of all fees billed to us by Pannell Kerr Forster of Texas, P.C. in 2020 and 2019.

COMPENSATION DISCUSSION AND ANALYSIS
The Management, Organization and Compensation Committee (the “Committee”) administers the compensation program for the executive officers. The Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Committee reviews and recommends to the Board for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Committee and the Board review and act upon proposals by the Chief Executive Officer to determine the compensation for other executive officers. The Committee, among other things, reviews and recommends to the Board employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.
The intent of the compensation program is to align the executive’s interests with that of our shareholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.
Compensation of Named Executive Officers
James C. Mastandrea did not receive any compensation for serving as our Chief Executive Officer, President and Chairman during the years ended December 31, 2020 and December 31, 2019. John J. Dee did not receive any compensation for serving as our Senior Vice President and Chief Financial Officer during the years ended December 31, 2020 and December 31, 2019. There were no other officers or named executive officers of the Company in the past two fiscal years.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the status of equity awards as of December 31, 2020:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
James C. Mastandrea	—	—	—	—	2,000 (2)	$4,500
Chief Executive Officer,					44,444 (3)	$1,101,240
President and Chairman					12,500 (4)	$281,250

John J. Dee	—	—	—	—	2,000 (2)	$4,500
Senior Vice President and					12,500 (4)	$281,250
Chief Financial Officer

Paragon Real Estate					163,116 (6)	$367,011
Development, L.L.C. (5)					161,410 (7)	$110,767

(1) The Company’s 595,000 common shares are quoted on OTC Markets – Pink. The quoted price of the Company’s common shares was $2.25 per share on December 31, 2020. The values in the table are based on $2.25 per share for the number of common shares into which the Class A Preferred Shares and the Preferred Class C Shares are convertible because neither of these equity securities is listed on an exchange. Each Class A Preferred Share is convertible into 0.305 common shares. Each Preferred Class C Share is convertible into 10 common shares.

(2) Represents restricted common shares issued January 2, 2004. Half of the restricted shares vested on the fifth anniversary of the issuance date. The remaining half will vest when funds from operations has doubled or when the

Company’s share price is 50% higher compared to the average trading price for the five days preceding the grant date.

(3) Represents restricted Preferred Class C Shares issued September 29, 2006 for Mr. Mastandrea’s services as an officer of the Company for the period beginning September 29, 2006 and ending September 29, 2008. These shares are subject to forfeiture and are restricted until the latest to occur of a public offering by the Company sufficient to liquidate the Class C Preferred Shares, an exchange of the Company’s existing shares for new shares, or September 29, 2008.

(4) Represents restricted Preferred Class C Shares issued September 29, 2006 for service as a trustee of the Company for the period beginning September 29, 2006 and ending September 29, 2008. These shares are subject to forfeiture and are restricted until the latest to occur of a public offering by the Company sufficient to liquidate the Class C Preferred Shares, an exchange of the Company’s existing shares for new shares, or September 29, 2008.

(5) Paragon Real Estate Development, L.L.C. is an entity jointly owned by Mr. Mastandrea and Mr. Dee.

(6) Represents restricted common shares issued June 30, 2003 that vest upon the later to occur of the date the Company’s gross assets exceed $50 million, or 50% of the restricted shares on March 4, 2004, 25% of the shares on March 4, 2005 and 25% of the shares on March 4, 2006.

(7) Represents restricted Class A Preferred Shares issued June 30, 2003 that vest upon the later to occur of the date the Company’s gross assets exceed $50 million, or 50% of the restricted shares on March 4, 2004, 25% of the shares on March 4, 2005 and 25% of the shares on March 4, 2006.
Option Value at Fiscal Year End
No named executive officer holds options.
Employment Agreements
During 2017 and 2020, the Compensation Committee and Mr. Mastandrea discussed changes to Mr. Mastandrea’s employment agreement as an alternative to his no longer participating in a plan approved by shareholders in June 2003 as an incentive for our employees, officers, and trustees to increase the asset base, net operating income, funds from operations, and share value of Pillarstone Capital. The discussions also included Mr. Mastandrea receiving shares and share options issued from the 2016 Equity Plan in amounts equivalent to an annual base salary of $500,000 and a bonus. In 2020, the Compensation Committee decided that Mr. Mastandrea and Mr. Dee would not receive compensation from Pillarstone Capital for their services.
On April 3, 2006, the Board authorized modifications to the employment agreement of Mr. Mastandrea. The modification agreement allows Mr. Mastandrea to devote time to other business and personal investments while performing his duties for Pillarstone Capital. The original employment agreement with Mr. Mastandrea provides for an annual salary of $60,000 effective as of March 4, 2003. The initial term of Mr. Mastandrea’s employment is for two years and may be extended for terms of one year. Mr. Mastandrea’s base annual salary may be adjusted from time to time, except that the adjustment may not be lower than the preceding year’s base salary. The employment agreement provides that Mr. Mastandrea will be entitled to base salary and bonus at the rate in effect before any termination for a period of three years in the event that his employment is terminated without cause by us or for good reason by Mr. Mastandrea. Effective September 29, 2006, in lieu of an annual salary of $100,000, Mr. Mastandrea received 44,444 Preferred C Shares for his service as an officer of Pillarstone Capital through September 29, 2008. The shares were fully amortized by the original date in 2008.
Effective June 30, 2003, we issued 696,078 preferred shares valued at approximately $2.4 million to Messrs. Mastandrea and Dee pursuant to separate restricted share agreements. On June 30, 2003,

534,668 preferred shares were converted at a factor of 0.305 into 163,116 common shares. Under the restricted share agreement for each of Mr. Mastandrea and Mr. Dee, the restricted shares vest upon the later of the following dates:

•the date our gross assets exceed $50.0 million, or

•50% of the restricted shares on March 4, 2004; 25% of the shares on March 4, 2005; and the remaining 25% of the shares on March 4, 2006.
The Company has not vested any of the above shares. Even though the Company’s gross assets exceed $50 million, when considering its 18.6% ownership of Pillarstone Capital REIT Operating Partnership L.P. (“Pillarstone OP”), the Company’s effective ownership of gross assets is less than $50 million.
The number of common shares and the conversion factor have been revised to reflect the 1-for-75 reverse split of the common shares that occurred in July 2006.
Equity Compensation Plan Information

Equity Compensation Plans Approved/ Not Approved by Security Holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders

2016 Equity Plan			2,338,569
Unvested restricted common shares granted in 2019 to non-executive officer	75,052	$2.18	(75,052)
Vested issued common shares			(189,831)
Available for grant at December 31, 2020			2,073,686

2004 Share Option Plan
Restricted common shares	5,333	$ —
Options for common shares	667	$33.75
	6,000	$3.75	n/a

Equity compensation plans not approved by security holders
Common shares	6,667	$ —

	6,667	$ —	--

Total all plans – Common shares	87,719	$2.12	2,073,686

In June 2003, our shareholders approved an agreement to issue additional common shares to Paragon Real Estate Development, LLC of which Mr. Mastandrea is the managing member and Mr. Dee is a member.In June 2003, our shareholders approved an agreement to issue additional common shares to Paragon Real Estate Development, LLC of which Mr. Mastandrea is the managing member and Mr. Dee is a member. In September 2006, Pillarstone Capital amended this agreement to include each of the trustees so that if a trustee brings a new transaction to Pillarstone Capital, he would receive additional common shares of Pillarstone Capital in accordance with a formula in the agreement. In January 2016, the non-employee trustees and Mr. Mastandrea agreed to make this agreement for only non-employee trustees. The agreement is intended to serve as an incentive for our trustees to increase the asset base, net operating income, funds from operations, and share value of Pillarstone Capital. The exact number of common shares that would be issued will be calculated in accordance with a formula in the agreement based on future acquisition, development or redevelopment transactions. Any of these transactions would be subject to approval by the members of our Board who are not receiving the additional common shares. We would issue our common shares only upon the closing of a transaction. The maximum number of common shares to be issued under the agreement is limited to a total value of $26 million based on the average closing price of our common shares for 30 calendar days preceding the closing of any transaction. The common shares will be restricted until we achieve the five-year pro forma income target for the acquisition, as approved by the Board, and an increase of 5% in Pillarstone Capital net operating income and funds from operations. The restricted shares would vest immediately upon any “shift in ownership,” as defined in the agreement. In 2020, the non-employee trustees decided not to participate in the agreement.

BENEFICIAL HOLDINGS OF MAJOR SHAREHOLDERS, OFFICERS AND TRUSTEES
The following table includes certain information as of April 20, 2021 with respect to the beneficial ownership of our shares by: (i) each person known by us to own more than 5% in interest of the outstanding shares; (ii) each of the trustees; (iii) each of our executive officers; and (iv) all of the trustees and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.

	Common Shares(2)			Preferred A Shares(3)			Preferred C Shares(4)		Total Common Shares and Preferred Shares(5)
Name and Address(1)	Number		Percent(6)	Number		Percent(6)	Number	Percent	Number		Percent(6)
James C. Mastandrea	235,340	(7)	35.5%	161,410	(17)	62.9%	56,944	24.6%	854,010	(19)	66.7%
Paragon Real Estate Development, LLC	163,117	(8)	27.1%	161,410	(17)	62.9%	—	—	212,347	(20)	32.6%
Paul T. Lambert	149,044	(9)	22.5%	—		—	62,500	26.9%	774,044	(21)	60.2%
John J. Dee	24,596	(10)	4.0%	—	(18)	—	12,500	5.4%	149,596	(22)	20.0%
Dennis H. Chookaszian	128,222	(11)	20.2%	—		—	22,500	9.7%	353,222	(23)	41.1%
Kathy H. Jassem	40,144		6.7%	—		—	2,500	1.1%	65,144	(24)	10.4%
Daniel G. DeVos	57,361	(12)	6.9%	—		—	62,500	26.9%	682,361	(25)	21.3%
Barbara S. Oliver	—		—	—		—	12,500	5.4%	125,000	(26)	3.9%
Timothy D. O'Donnell 90 Broad Street New York, NY 10004	32,207	(13)	5.4%	—		—	—	—	32,207		1.0%
Mark Schurgin 9841 Airport Boulevard Los Angeles, CA 90045	80,598	(14)	13.4%	—		—	—	—	80,598		2.5%
All trustees and current executive officers as a group(15)	577,346	(16)	74.4%	161,410		62.9%	156,944	67.7%	2,196,016	(27)	91.7%

(1)Unless otherwise indicated, the address of all beneficial owners is our corporate address at 2600 South Gessner Road, Suite 555, Houston, Texas 77063.
(2)Percentages based on 595,000 common shares outstanding, not including 38,130 shares held in treasury. For each individual trustee and executive officer, also includes common shares he has the right to acquire through share options and convertible notes payable. The options that are currently exercisable as of April 20, 2021 for all named persons is 667, and the common shares issuable upon conversion of notes payable as of April 20, 2021 for all named persons is 229,160. Percentages also include 6,667 restricted shares issuable to an independent third party that Mr. Mastandrea has the right to vote.
(3)Percentages based on 256,636 Preferred A Shares outstanding as of April 20, 2021, which convert to 53,610 common shares as follows: 161,410 Preferred A Shares are each convertible into 0.305 common shares and 95,226 Preferred A Shares are each convertible into 0.046 common shares.
(4)Percentages based on 231,944 Preferred C Shares outstanding as of April 20, 2021, which convert to 2,319,440 common shares. Each Preferred C Share is convertible into 10 common shares.
(5)Percentages based on 595,000 common shares outstanding, not including 38,130 shares held in treasury, and including 256,636 Preferred A Shares which convert to 53,610 common shares, 231,944 Preferred C Shares which convert to 2,319,440 common shares, and notes payable which are convertible into 229,160 common shares. For each individual trustee and executive officer, also includes common shares he has the right to acquire through share options that are currently exercisable as of April 20, 2021 and shares that are issuable upon conversion of notes payable as of April 20, 2021. Mr. Mastandrea’s percentage is calculated using a denominator that includes (i) 595,000 common shares, not including 38,130 shares held in treasury; (ii) 56,944 Preferred C Shares that convert to 569,440 common shares; (iii) 161,410 Preferred A Shares that convert to 49,230 common shares; (iv) 6,667 restricted common shares issuable to an independent third party that Mr. Mastandrea has the right to vote; and (v) 60,510 common shares issuable upon conversion of notes payable due to Mr. Mastandrea.
(6)The ownership percentages total more than 100% due to more than one person or entity being considered the beneficial owner of the same shares and different denominators used for individual calculations, in accordance with SEC regulations for this table.
(7)Includes: (i) 6,667 restricted common shares issuable to an independent third party that Mr. Mastandrea has the right to vote; (ii) 163,117 common shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member; (iii) 2,000 common shares; (iv) 2,000 restricted common shares; (v) 1,046 common shares; and (vi) 60,510 common shares issuable upon conversion of notes payable.
(8)Mr. Mastandrea is the managing member of Paragon Real Estate Development, LLC and these shares are also included in Mr. Mastandrea’s common shares.
(9)Includes: (i) 667 options; (ii) 89,155 common shares; and (iv) 59,222 common shares issuable upon conversion of notes payable.
(10)Includes: (i) 2,000 common shares; (ii) 2,000 restricted commons shares and (iii) 20,596 common shares issuable upon conversion of notes payable. Does not include 163,117 common shares held by Paragon Real Estate Development, LLC, of which Mr. Dee is a member.
(11)Includes: (i) 94,751 common shares and (ii) 33,471 common shares issuable upon conversion of notes payable.
(12)Includes: (i) 2,000 common shares and (ii) 55,361 common shares issuable upon conversion of notes payable.
(13)Based solely on a Schedule 13G filed by Mr. O’Donnell on February 2, 2016, which states that Mr. O’Donnell has sole voting and dispositive power with respect to 25,860 common shares and shared voting and dispositive power with respect to 6,347 common shares. The 6,347 common shares are owned by Mr. O’Donnell’s spouse, as to which he disclaims beneficial ownership.
(14)Includes: 80,598 common shares. Based solely on information on the Form 4 filed on January 19, 2017 with the SEC by Mr. Schurgin.
(15)Includes five named persons who are trustees of Pillarstone Capital.
(16)Includes: (i) 6,667 restricted common shares issuable to an independent third party that Mr. Mastandrea has the right to vote; (ii) 163,117 common shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member; (iii) 4,000 common shares; (iv) 4,000 restricted common shares; (v) 667 options; (vi) 225,096 common shares; and (vii) 173,799 common shares issuable upon conversion of notes payable.
(17)Represents shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member. Each Preferred A Share is convertible into 0.305 common shares.
(18)Does not include 161,410 Preferred A Shares held by Paragon Real Estate Development, LLC, of which Mr. Dee is a member.

(19)Includes: (i) 6,667 restricted common shares issuable to an independent third party that Mr. Mastandrea has the right to vote; (ii) 163,117 common shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member; (iii) 2,000 common shares; (iv) 2,000 restricted common shares; (v) 49,230 common shares issuable upon conversion of 161,410 Preferred A Shares held by Paragon Real Estate Development, LLC; (vi) 569,440 common shares issuable upon conversion of 56,944 Preferred C Shares; (vii) 60,510 common shares issuable upon conversion of notes payable; and (viii) 1,046 common shares.
(20)Includes (i) 163,117 common shares and (ii) 49,230 common shares issuable upon conversion of 161,410 Preferred A Shares. These shares are also included in Mr. Mastandrea’s total shares.
(21)Includes: (i) 667 options; (ii) 625,000 common shares issuable upon conversion of 62,500 Preferred C Shares; (iii) 59,222 common shares issuable upon conversion of notes payable; and (iv) 89,155 common shares.
(22)Includes: (i) 2,000 common shares; (ii) 2,000 restricted common shares; (iii) 125,000 common shares issuable upon conversion of 12,500 Preferred C Shares; and (iv) 20,596 common shares issuable upon conversion of notes payable. Does not include 163,117 common shares or 161,410 Preferred A Shares held by Paragon Real Estate Development, LLC, of which Mr. Dee is a member.
(23)Includes: (i) 94,751 common shares; (ii) 225,000 common shares issuable upon conversion of 22,500 Preferred C Shares; and (iii) 33,471 common shares issuable upon conversion of notes payable.
(24)Includes (i) 40,144 common shares and (ii) 25,000 common shares issuable upon conversion of 2,500 Preferred C Shares.
(25)Includes: (i) 2,000 common shares; (ii) 625,000 common shares issuable upon conversion of 62,500 Preferred C Shares; and (iii) 55,361 common shares issuable upon conversion of notes payable.
(26)Includes 125,000 common shares issuable upon conversion of 12,500 Preferred C Shares. These Preferred Class C Shares were transferred to Ms. Oliver upon the passing of her spouse, who was a trustee of the Company.
(27)Includes: (i) 6,667 restricted common shares issuable to an independent third party that Mr. Mastandrea has the right to vote; (ii) 163,117 common shares held by Paragon Real Estate Development, LLC, of which Mr. Mastandrea is the managing member; (iii) 4,000 common shares; (iv) 4,000 restricted common shares; (v) 667 options; (vi) 49,230 common shares issuable upon conversion of 161,410 Preferred A Shares held by Paragon Real Estate Development, LLC; (vii) 1,569,440 common shares issuable upon conversion of 156,944 Preferred C Shares; (viii) 173,799 common shares issuable upon conversion of notes payable and (ix) 225,096 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers, trustees and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. Officers, trustees and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of Form 4s filed by trustees reporting share transactions, grants of restricted shares and options furnished to us, or written representations that no Annual Statements of Beneficial Ownership of Securities on Form 5 were required to be filed, we believe that for the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, trustees and greater than 10% shareholders were complied with.
TRANSACTIONS WITH RELATED PERSONS
Under SEC rules for smaller reporting companies, a related person transaction is any transaction or any currently proposed transaction in which the Company was or is to be a participant, the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members.
Under our Declaration of Trust, we may enter into any contract or transaction with our Trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our Trustees, officers, employees or agents (or any affiliated person) have a material financial interest (i) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (ii) the contract or transaction is fair and reasonable to us. In addition, our Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest.

Mr. Mastandrea, the Chairman and Chief Executive Officer of the Company, also serves as the Chairman and Chief Executive Officer of Whitestone REIT and beneficially owns approximately 3.3% of the outstanding equity in Whitestone REIT (when calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act).

Mr. Dee, the Senior Vice President, Chief Financial Officer, and Secretary of the Company, also serves as the Chief Operating Officer and Corporate Secretary of Whitestone REIT and beneficially owns less than 1% of the outstanding equity in Whitestone REIT (when calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act). In addition, Mr. Lambert, a trustee of the Company, also serves as a trustee of Whitestone REIT.
On December 8, 2016, the Company entered into a Contribution Agreement (the “Contribution Agreement”) with Pillarstone OP and Whitestone REIT Operating Partnership, L.P. (“Whitestone OP”), both of which are related parties to the Company, resulting in the Company’s contribution of an equity ownership interest in Pillarstone OP valued at $4,121,312 and representing approximately 18.6% of the outstanding equity in Pillarstone OP. The terms of the Contribution Agreement were determined through arm's-length negotiations, were recommended to the board of trustees by a special committee of the board of trustees consisting solely of disinterested trustees of the Company and were approved by the full board..

    In connection with the Contribution Agreement, on December 8, 2016, the Company and Pillarstone OP entered into a Management Agreement (collectively, the “Management Agreements”) with Whitestone TRS, Inc., a subsidiary of Whitestone (“Whitestone TRS”). Pursuant to the Management Agreements with respect to certain properties acquired in the Contribution Agreement, Whitestone TRS agreed to provide property management, leasing and day-to-day advisory and administrative services to such properties in exchange for a monthly property management fee and a monthly asset management fee. In 2020, Pillarstone OP paid Whitestone TRS approximately $591,000 in such management fees. For further discussion regarding the Management Agreements, see Note 16 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 26, 2021.
As of December 31, 2019, Whitestone OP, the operating partnership of Whitestone REIT, owned approximately 81.4% of the total outstanding Class A units representing limited partnership interests in Pillarstone OP. We account for Whitestone OP’s interest in Pillarstone OP as a non-controlling interest in our consolidated financial statements.
During the ordinary course of business, we have transactions with Whitestone OP that include, but are not limited to, rental income, interest expense, general and administrative costs, commissions, and property expenses. Pillarstone OP received rental payments of approximately $921,000 from Whitestone OP in 2020.
At December 31, 2020, Pillarstone OP owed interest payable of $101,000 to Trustees and a former trustee, and amounts collected from tenants and other receivables of $335,000 to Whitestone OP.
Issuance of Convertible Notes to Trustees
In November 2015, five trustees serving on the Board of Pillarstone Capital at that time loaned funds to Pillarstone Capital, each pursuant to a Convertible Note Purchase Agreement (the “Agreement”). Pursuant to an Assignment and Assumption Agreement dated as of March 29, 2019 by and between Dennis Chookaszian Revocable Trust (“Mr. Chookaszian”) and Daryl Carter, and a Stock Purchase Agreement dated as of March 29, 2019 by and between Mr. Chookaszian and Mr. Carter, Mr. Chookaszian acquired the Agreement and assumed the rights under the Note. Mr. DeVos was a trustee in November 2015 but did not stand for re-election in 2019.
The following individuals loaned the following face amounts that accrue interest at 10% per annum, which can be converted into common shares of Pillarstone Capital as of April 20, 2021, as follows:

Trustee	Face Amount	Accrued Interest	Total Face Amount and Accrued Interest	Convertible into Common Shares
Dennis H. Chookaszian	$28,888	$15,663	$44,551	33,471
Daniel G. DeVos	$47,780	$25,906	$73,686	55,361
Paul T. Lambert	$51,112	$27,713	$78,825	59,222
James C. Mastandrea	$52,224	$28,315	$80,539	60,510
John J. Dee	$17,776	$9,638	$27,414	20,596
Totals	$197,780	$107,235	$305,015	229,160

The convertible notes were issued effective November 20, 2015 and had a maturity date of three years. The maturity date was extended for an additional three years to November 20, 2021.
 The convertible notes can be called by Pillarstone Capital after six months, at which time the noteholder can choose to receive either the amount of the note plus any accrued but unpaid interest or the number of common shares determined by dividing the amount of the note plus any accrued but unpaid interest by the conversion price of $1.331. The noteholder has the option at any time to convert the note plus any accrued but unpaid interest into common shares based on the conversion price of $1.331.

ANNUAL REPORT ON FORM 10-K
The Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, as filed with the SEC, to any person whose proxy is being solicited, upon written request to John J. Dee, Senior Vice President, Chief Financial Officer, and Secretary, Pillarstone Capital REIT, 2600 South Gessner Road, Suite 555, Houston, Texas 77063.
DELIVERY OF PROXY MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS
To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Pillarstone Capital REIT, Attn.: John J. Dee, Senior Vice President, Chief Financial Officer, and Secretary, 2600 South Gessner Road, Suite 555, Houston, Texas 77063. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.
WHERE YOU CAN FIND MORE INFORMATION
You may read and copy any reports, statements or other information that we file with the SEC directly from the SEC or on our website. You may either:

•Visit the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC; or
•Visit our website at www.pillarstone-capital.com to see all of our filed SEC documents pursuant to Section 13(a), 15(d) or 16(a) of the Exchange Act, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements with respect to meetings of our shareholders, as well as Reports on Forms 3, 4 and 5 regarding our officers, trustees or 10% beneficial owners. In the event of any changes to these documents, revised copies will also be made available on our website.
OTHER BUSINESS
Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented at the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote, pursuant to the proxy, in accordance with their best judgment on such matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com .

PILLARSTONE CAPITAL REIT
Annual Meeting of Shareholders
June 16, 2021 1:00 PM Central Time
This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) James C. Mastandrea and John J. Dee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of PILLARSTONE CAPITAL REIT that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM Central Time on June 16, 2021 at Woodlake Office Plaza, 2nd Floor - Suite 250, 2600 South Gessner Road, Houston, TX 77063 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

Continued and to be signed on reverse side

0000504047_2 R1.0.0.177

PILLARSTONE CAPITAL REIT
ATTN: JOHN J. DEE
2600 SOUTH GESSNER ROAD, SUITE 555
HOUSTON, TX 77063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trustees (Proposal No.1)	O	O	O

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) John J. Dee   02) Paul T. Lambert

The Board of Trustees recommends you vote FOR proposal 2:

	For	Against	Abstain
2. To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No.2)	O	O	O

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000504047_1 R1.0.0.177